UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2024

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On February 28, 2024, the Board of Directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation (the “Company”), authorized an increase in the number of directors, which constitute the entire Board, from eight to nine.  On February 28, 2024 and following the increase in the size of the Board, the Board appointed Jane Grote Abell to fill the vacancy.  Ms. Abell will not initially serve on any of the Board’s committees.

Ms. Abell, age 57, was appointed as an independent director because of her executive and board experience as well as her extensive knowledge of the restaurant industry where she has over 30 years of experience in the industry. Ms. Abell is a founding family member, Executive Chairwoman of the Board of Directors, and Chief Purpose Officer for Donatos Pizza and Jane’s Dough Premium Foods, all positions she has held since 2010. At Donatos, Ms. Abell previously held the title of Chief Operations Officer, Chief People Officer, and President. She also previously served as Senior Vice President of Business Development for Donatos where she led growth for franchising and development during the period of time in which Donatos was owned by the McDonald’s Corporation.

Ms. Abell will be compensated in accordance with the Company’s previously adopted non-employee director compensation schedule.  In connection with her appointment, on February 29, 2024, the Compensation Committee granted Ms. Abell 1,300 restricted stock units, all of which will vest on January 8, 2025 provided she continues to serve on such date.

Except as otherwise disclosed herein, there are no transactions between the Company and Ms. Abell requiring disclosure under this Item 5.02.

(e)            On February 28, 2024 and in order to align with the target percentage parameters used by management of the Corporation for compensation adjustments for support center employees during the Corporation’s annual review process, the Compensation Committee exercised its discretion to increase certain elements of the respective compensation for each of Jerry Morgan, Gina Tobin, Chris Monroe, Chris Colson, Hernan Mujica, and Travis Doster. In furtherance of the foregoing and effective as of January 24, 2024, (i) the annual base salary for Mr. Morgan increased to $1,300,000, (ii) the annual base salary for Ms. Tobin increased to $700,000, and (iii) the annual base salary for each of Messrs. Monroe, Colson, Mujica and Doster increased to $550,000. In addition, the target incentive bonus for the following executive officers relating to their respective 2024 fiscal year service were increased in the following manner: (A) Mr. Morgan’s target incentive bonus was increased to $1,300,000, (B) Ms. Tobin’s target incentive bonus was increased to $700,000, and (C) the target incentive bonus for each of each of Messrs. Monroe, Colson, Mujica and Doster was increased to $425,000. Unless otherwise set forth herein, the cash and/or equity compensation for the respective executive officers remained unchanged.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by the Company on March 1, 2024.
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: March 1, 2024	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer

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